UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2016

Ares Commercial Real Estate Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 27, 2016, Ares Commercial Real Estate Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  A quorum was present at the Annual Meeting and the Company’s stockholders: (i) elected the two Class I directors named below; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (iii) voted for the non-binding, advisory vote to approve the compensation of the Company’s named executive officers. The final voting results from the Annual Meeting were as follows:

(1) A proposal to elect two Class I directors to serve until the Company’s 2019 annual meeting of stockholders, and until their successors have been duly elected and qualify.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
William L. Browning	18,842,177	273, 049	5,358,305

John B. Jardine	18,544,668	570,558	5,358,305

(2) A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

VOTES FOR	VOTES WITHHELD	VOTES ABSTAINED
24,393,797	63,663	16,071

(3) A proposal for the non-binding, advisory vote to approve the compensation of the Company’s named executive officers.

VOTES FOR	VOTES WITHHELD	VOTES ABSTAINED	BROKER NON-VOTES
13,624,874	5,336,982	153,370	5,358,305

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      June 30, 2016

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary